Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 4, 2021 by and between Helix Acquisition Corp., a Cayman Islands exempted company (the “Company”), and [each of] the subscriber part[y][ies] set forth on the signature page hereto ([each a/the] “Subscriber”).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company is entering into a certain investment agreement (the “Investment Agreement”) and a certain business combination agreement (the “Business Combination Agreement” and together with the Investment Agreement, the “Transaction Agreements”) with MoonLake Immunotherapeutics AG, a Swiss stock corporation (“MoonLake”), and the other parties thereto, providing for the combination of the Company and MoonLake and the transactions contemplated in the Transaction Agreements (the “Transactions”), and in connection therewith the Company shall change its name to a name reasonably determined by the Company, which name shall include the word “MoonLake”;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, immediately prior to or substantially concurrently with the consummation of the Transactions, that number of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, the Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended the (“Securities Act”); and

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Subscribers”), pursuant to which such Other Subscribers have agreed to purchase on the closing date of the Transactions, inclusive of the Subscribed Shares, an aggregate of 11,500,000 Class A Shares at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber, severally and not jointly with any other Subscriber, hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transactions (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Transactions and it is conditioned upon the effectiveness of the consummation of the Transaction.

(b) At least five (5) Business Days (as defined below) before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the anticipated Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 (and any required attachments thereto). The Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form) on and as of the Closing Date. Notwithstanding the foregoing two sentences, if Subscriber informs the Company [(and it does so hereby inform the Company)] (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. As promptly as practicable after the Closing, upon request of the Subscriber, the Company shall provide Subscriber updated book-entry statements from the Company’s transfer agent reflecting the change in name of the Company to occur in connection with the Closing. In the event that the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than five (5) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth herein, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in accordance with this Section 2 following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transactions. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, the Canton of Zug, Switzerland, or the Cayman Islands.

(c) The Closing shall be subject to the satisfaction, or written waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	no suspension of the qualification of the Class A Shares for offering or sale or trading by the Securities and Exchange Commission (the “Commission”) or under applicable rules of the Nasdaq Capital Market (“Nasdaq”), or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred, and the Class A Shares shall be approved for listing on Nasdaq, subject only to official notice of issuance;
(ii)	all conditions precedent to the closing of the Transactions set forth in the Transaction Agreements, including all necessary approvals of the Company’s shareholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreements) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreements), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing; and
(iii)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(d) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or waiver by the Company of the additional conditions that, on the Closing Date:

(i)	the representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations or warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations or warranties shall be true and correct in all respects) as of such earlier date, in each case without giving effect to the consummation of the Transactions; and
(ii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)	Section 2.2(g) of the Business Combination Agreement shall not have been amended, modified, supplemented or waived, without the written consent of Subscriber;

(ii)	except to the extent consented to in writing by Subscriber (not to be unreasonably withheld, conditioned or delayed), the Transaction Agreements (as filed with the Commission on or shortly after the date hereof) shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement;

(iii)	the representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date);

(iv)	no Other Subscription Agreement shall have been amended, modified or waived in any manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing substantially similar benefits;

(v)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(vi)	after giving effect to the issuance of Class A Shares in this offering and pursuant to the consummation of the Transactions (including, for the avoidance of doubt, the BVF Share Transfer, as such term is defined in the Section 2.2(g) of the Business Combination Agreement) on the Closing Date, no fewer than 31,637,389 shares of Class A Shares will have been issued and outstanding, and all such issued and outstanding Class A Shares shall have been issued prior to or contemporaneously with the issuance of Subscribed Shares to the Subscriber.

(f) Prior to or at the Closing, Subscriber shall deliver or cause to be delivered to the Company all such other information as is reasonably requested and necessary in order for the Company to issue the Subscribed Shares to Subscriber.

Section 3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is duly incorporated, validly existing as a company and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate (i) the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, or (ii) the Transactions.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement, the organizational documents of the Company or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation. As of the Closing Date, the Subscribed Shares will be issued in book entry form and approved for listing on Nasdaq.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) assuming the accuracy of the representations and warranties of Subscriber in Section 4, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) with the Commission pursuant to Section 5 below, (iii) those required by Nasdaq, including with respect to obtaining shareholder approval, (iv) those required to consummate the Transactions as provided under the Transaction Agreements, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, in connection with the Transactions and (vii) those the failure of which to obtain would not be reasonably expected to have a Company Material Adverse Effect.

(f) Except for such matters as have not had or would not be reasonably expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares.

(i) Except for Jefferies LLC, Cowen and Company, LLC and SVB Leerink LLC (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(j) As of their respective dates, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment, each report, form, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports, when filed, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, when filed, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly presented in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. A copy of each SEC Report is available to Subscriber via the Commission’s EDGAR system.

(k) As of the date of this Subscription Agreement, the authorized share capital of the Company consists of (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, of the Company, 11,930,000 of which are issued and outstanding as of the date of this Subscription Agreement, (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share, of the Company, of which 2,875,000 shares are issued and outstanding as of the date of this Subscription Agreement, and (iii) 5,000,000 preference shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Subscription Agreement (the securities described in clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable law, including federal and state securities laws, and all requirements set forth in (1) the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time (the “Company Constitutional Documents”), and (2) any other applicable contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable law, the Company Constitutional Documents or any contract to which the Company is a party or otherwise bound. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreements and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Company Securities or other equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than the subsidiaries formed to consummate the Transactions, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as contemplated by the Transaction Agreements and the other agreements and arrangements referred to therein.

(l) There are no securities issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares or the Class A Shares to be issued pursuant to the Other Subscription Agreements or securities to be issued pursuant to the Transaction Agreements, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(m) The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(n) The Company has not entered into any side letter or similar agreement or understanding (written or oral) with any Other Subscriber or any other investor relating to such Other Subscriber’s or other investors’ direct or indirect investment in the Company, other than the Other Subscription Agreements and the Transaction Documents and other agreements and arrangements referred to therein to the extent that an Other Subscriber is a party thereto, or any side letter or similar agreement unrelated to such Other Subscription or whose terms and conditions are not materially more advantageous to such Other Subscriber than the terms and conditions hereunder are to Subscriber (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons). The Other Subscription Agreements reflect (i) the same Per Share Price and (ii) other terms with respect to the purchase of the Subscribed Shares that are no more favorable to the Other Subscribers thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds.

(o) The Company is not, and immediately after receipt of payment for the Subscribed Shares of the Company will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission to prohibit or terminate the listing of the Class A Shares or, when issued, the Subscribed Shares, or to deregister the Class A Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

(q) There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined). The Company has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws or (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(t) The Class A Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Shares. The transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(u) The Company acknowledges that there have been no, and in issuing the Subscribed Shares the Company is not relying on any, representations, warranties, covenants and agreements made to the Company by Subscriber, any of its officers, directors, trustees, investment adviser or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

(x) Neither the Company nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Company is permitted to do so under applicable law. The Company also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs.

(y) The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto), and (iv) is an “institutional account” as defined by FINRA Rule 4512(c). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors.

(e) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Subscribed Shares have not been registered under the Securities Act and that the Company is not required to register the Subscribed Shares except as set forth in Section 5 of this Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to so-called rule 4(a) (11/2) of the Securities Act), and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain the restrictive legend set forth in Section 4(r). Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Subscribed Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it [and its investment adviser] [is][are] not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, MoonLake, the Placement Agents, any of their respective affiliates or control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections prepared by MoonLake, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Subscribed Shares. Subscriber acknowledges that in connection with the issuance and sale of the Subscribed Shares, no Placement Agent has acted as a financial advisor or fiduciary to any Subscriber. None of the Placement Agents or any of their respective directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Company, the Subscribed Shares or the completeness or accuracy of any information provided to the Subscriber. Subscriber agrees that none of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares.

(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber [and its investment adviser]. Subscriber acknowledges and agrees that Subscriber [and its investment adviser] [has][have] received such information as Subscriber [and its investment adviser] deem[s] necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and its subsidiaries, MoonLake and its subsidiaries (collectively, the “Acquired Companies”) and the Transactions, and made its own assessment [(together with its investment adviser)] and is satisfied concerning the relevant financial, tax, and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, [(including its investment adviser),] have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, [(including its investment adviser),] have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it [and its investment adviser] [has][have] had an opportunity to review the Company’s SEC Reports. Subscriber acknowledges and agrees that (i) none of the Placement Agents or any of their respective affiliates has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired; (ii) none of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares; and (iii) the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it.

(h) Subscriber [and its investment adviser] became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber [and its investment adviser] and the Company and/or MoonLake, or their respective representatives or affiliates, or by means of contact from the Placement Agents, and the Subscribed Shares were offered to Subscriber [and its investment adviser] solely by direct contact between Subscriber [and its investment adviser] and the Company and/or MoonLake, or their respective affiliates, or between Subscriber [and its investment adviser] and the Placement Agents. Subscriber [and its investment adviser] did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber [or its investment adviser], by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general advertising or general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber further acknowledges and agrees that Jefferies LLC is acting as capital markets advisor to the Company in relation to the Transactions and SVB Leerink LLC is acting as financial advisor to the Company in relation to the Transactions.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Reports. Subscriber[, together with its investment adviser,] has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber [and its investment adviser] [has][have] had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber [and its investment adviser] [has][have] considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, MoonLake, or any of their respective agents or affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(j) Alone, or together with any professional advisor(s), [including its investment adviser], Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with this Subscription), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that, to the extent required by applicable law, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) Her Majesty’s Treasury.

(m) Subscriber, together with any of its affiliates holding the Subscribed Shares, are not currently (and at all times through Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or MoonLake (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(n) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares by Subscriber hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing, in each case as a result of the purchase by Subscriber of Subscribed Shares hereunder.

(o) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on by Subscriber for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(p) Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(q) No broker or finder has acted on behalf of Subscriber in connection with the sale of the Subscribed Shares to pursuant to this Subscription Agreement in such way as to create any liability on the Company.

(r) Subscriber acknowledges and agrees that the certificate or book entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

Section 5. Registration Rights.

(a) The Company shall submit or file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”) no later than thirty (30) calendar days after the Closing (such deadline the “Filing Deadline”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) the Filing Deadline, and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such deadline the “Effectiveness Deadline”), provided, that if the Filing Deadline or Effectiveness Deadline falls on Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline or Effectiveness Deadline, as the case may be, shall be extended to the next business day on which the Commission is open for business, however, that the Company’s obligations to include Subscriber’s Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Any failure by the Company to file the Registration Statement by the Filing Deadline or to cause the effectiveness of such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or cause the effectiveness of the Registration Statement as set forth above in this Section 5. At the Subscriber’s request, the Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review (but not comment) at least two (2) business days in advance of filing the Registration Statement, provided, that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. With respect to the information to be provided by the Subscriber pursuant to the foregoing, the Company shall request such information at least three (3) Business Days prior to the anticipated initial filing date of the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale the Subscribed Shares at a later date. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to, at its expense, cause such Registration Statement to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which the Company determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144; provided, that the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period.

Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) (A) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or (B) that, as a result of a Suspension Event, the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any confidential information included in such written notice delivered by the Company, provided that Subscriber may disclose such confidential information to its professional advisors who are subject to confidentiality obligations to the extent necessary to obtain their services in connection with monitoring its investment in the Company or unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by Subscriber, any other Class A Shares by any Other Subscribers or Class A Shares by any other selling stockholder named in the Registration Statement, the Company will promptly notify Subscriber of such event, and such Registration Statement shall register for resale such number of Class A Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Class A Shares to be registered for Subscriber, such Other Subscriber or other selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall use commercially reasonable efforts to amend the Registration Statement or file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended and to cause such amendment or Registration Statement to become effective as promptly as practicable.

(b) In the case of a registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. The Company shall advise Subscriber as promptly as practicable, but in no event later than five (5) Business Days or such earlier date as indicated:

(i)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect to the Subscriber;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose within two (2) Business Days of the Company’s notice of such event;

(iv)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in clauses (i) through (v) above may constitute material, non-public information regarding the Company.

(c) The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(d) Except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company shall use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Class A Shares have been listed.

(f) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares required hereby.

(g) For purposes of this Section 5, “Subscribed Shares” shall be deemed to include, as of any date of determination, the Subscribed Shares and any equity security issued or issuable with respect to such Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall mean the Subscriber or any affiliate of the Subscriber or other person to whom the rights under this Section 5 shall have been assigned.

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (in each case, except for those provisions expressly contemplated to survive such termination), upon the earlier to occur of (a) such date and time as either of the Transaction Agreements is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) if, on the Closing Date of the Transactions, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; or (d) on May 30, 2022; provided, that nothing herein will relieve any party from liability for any willful breach hereto prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of either of the Transaction Agreements promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by Subscriber to the Company in connection herewith shall be promptly (and in any event within one (1) Business Day after such termination) returned to Subscriber.

Section 7. Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated October 19, 2020, the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s (x) record or beneficial ownership of Class A Shares acquired by means other than pursuant to this Subscription Agreement or (y) redemption rights in connection with the Transactions with respect to any Class A Shares of the company owned by such Subscriber or limit Subscriber’s right to distributions from the Trust Account in accordance with the Company Constitutional Documents in respect of the Class A Shares acquired by any means other than pursuant to this Subscription Agreement.

Section 8. Indemnity.

(a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, trustees, officers, employees, advisers and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, charges, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, any prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, or document incorporated therein by reference, (ii) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as such untrue statement, alleged untrue statement, omissions, or alleged omission is caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein.

(b) To the extent permitted by law, and in connection with any Registration Statement in which Subscriber is participating, Subscriber agrees, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, charges, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, any prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement, alleged untrue statement, omissions, or alleged omission is caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber payable by way of indemnity or contribution under this Section 8(b) or under Section 8(e) be greater than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification or contribution obligation.

(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, trustee, [investment adviser,] employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

(e) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, charges, claims, damages, liabilities, costs and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, charges, claims, damages, liabilities, costs and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution by Subscriber pursuant to this Section 8(e) (together with any indemnity under Section 8(b)) shall be no greater than the amount of net proceeds received by such Subscriber from the sale of such Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to this obligation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

Section 9. Company’s Covenants.

(a) At the request of the holder of the Subscribed Shares, and subject to the execution and delivery of such representation letters and other information as the Company, its counsel or its transfer agent shall reasonably request, the Company shall use its commercially reasonable efforts to promptly cause the removal of the legend set forth in Section 4(r) from the book-entry position evidencing the Subscribed Shares, and if required by the Company’s transfer agent, cause an opinion of counsel to the Company be provided in a form reasonably acceptable to the Company’s transfer agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, and cause the transfer agent for the Company to issue a certificate without such legend to the holder of the Subscribed Shares or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Subscribed Shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) the Subscribed Shares are sold, assigned or transferred pursuant to Rule 144, provided that, with respect to a request pursuant to foregoing clause (i), the Company shall use commercially reasonable efforts to cause such legend to be removed within two (2) Business Days of such request, subject to receipt of documentation from the Subscriber as set forth in this Section 9(a). The Company shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend set forth in Section 4(r) (including its legal fees or costs of its legal counsel).

(b) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of the Company to the public without registration, the Company agrees, for so long as Subscriber holds Subscribed Shares, to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144; and
(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(c) For any taxable year with respect to which the Company determines it is a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”), upon request of the Subscriber the Company shall use commercially reasonable efforts to make available information reasonably necessary to compute income of such Subscriber (or its direct or indirect owners) as a result of the Company’s status as a PFIC, including timely providing a PFIC Annual Information Statement to enable holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period.

Section 10. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email, during normal business hours on a Business Day and otherwise as of the opening of the immediately following Business Day, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) Subscriber acknowledges that (i) the Company, and following the Closing Date, MoonLake will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement and (ii) the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in Section 4 of this Subscription Agreement; provided, however, that the foregoing clause of this Section 10(b) shall not give the Company, MoonLake or the Placement Agents any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) Each of the Company, MoonLake, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Subscriber hereby agrees that it shall not execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind (other than pledges in the ordinary course of business as part of prime brokerage arrangements) directly with respect to the Subscribed Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Notwithstanding anything to the contrary set forth herein, (i) nothing in this Section 10(e) shall prohibit any entities under common management or that share an investment adviser with Subscriber from entering into any short sales or engaging in other hedging transactions; and in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 10(e) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned, subject to the provisions of the last sentence of this paragraph. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager/adviser who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that such affiliate or other person executes a joinder to this Subscription Agreement, such joinder to be in form and substance satisfactory to the Company, and no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless otherwise expressly agreed in writing by the Company.

(g) All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereunder shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(h) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, provided that the Company agrees to keep such information confidential. Subscriber acknowledges that the Company may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.

(i) This Subscription Agreement may not be amended or modified except by an instrument in writing, signed by each of the parties hereto. This Subscription Agreement may not be waived except by an instrument in writing, signed by the party against whom enforcement of such waiver is sought.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 5, Section 10(b), Section 10(c) and this Section 10(k) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties thereto, and their respective successors and assigns.

(l) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Transaction Agreements and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 10(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(m) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

(u) If any change in the Class A Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, sub-division (including consolidation) or combination, exchange or readjustment of shares, or any share dividend, the number of Subscribed Shares issued to Subscriber and the Per Share Price shall be appropriately adjusted to reflect such change.

(v) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the Transactions and any other material, non-public information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document.. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber (provided, that Subscriber is not, or is not an affiliate of any person who is, an existing investor in MoonLake) shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents, or any of their respective affiliates in connection with the Transactions. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not and shall cause the Placement Agents and MoonLake to not (i) publicly disclose the name of Subscriber [(including its investment adviser)] or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers, [(including its investment adviser),] if applicable, in any press release, without the prior written consent of Subscriber and (ii) publicly disclose the name of Subscriber or any of its affiliates or advisers, [(including its investment adviser),] or include the name of Subscriber or any of its affiliates or advisers [(including its investment adviser)] in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law, regulatory agency or under the regulations of Nasdaq and (B) as expressly contemplated by Section 5(a) of this Subscription Agreement, in each of which case, the Company shall provide Subscriber with prior written notice of such disclosure. Subscriber will promptly provide any information reasonably requested by the Company or any of its affiliates that is required for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber [and its investment adviser] independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, MoonLake or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its [investment advisers,] agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber [(together with its investment adviser)] shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) [If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.] [The Subscriber is a Massachusetts Business Trust. A copy of the Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the Subscriber or any affiliate thereof by an officer or trustee of the Subscriber in his or her capacity as an officer or trustee of the Subscriber, and not individually and that the obligations of or arising out of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon the assets and property of Subscriber or any affiliate thereof.]

[Signature pages follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

helix acquisition corp.

By:
	Name:	Bihua Chen
	Title:	Chief Executive Officer

Address for Notices:
Neb Obradovic Cormorant Asset Management LP 200 Clarendon Street 52nd Floor Boston, MA 02116

[Signature Page to Subscription Agreement]

[SUBSCRIBER]
By:
Name:
Title:

Address for Notices:

Email:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$___________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulations D under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

Specify which tests:

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.